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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of the Oregon Steel Mills, Inc. Employee Stock Ownership Plan on Form S-8 (File No. 33-26739) of our reports dated February 11, 1994, on our audits of the consolidated financial statements and financial statement schedules of Oregon Steel Mills, Inc. as of December 31, 1993, 1992 and 1991, and for the years then ended, which report is included in this Annual Report of Form 10-K.


                                        COOPERS & LYBRAND


Portland, Oregon
March 18, 1994


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